UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2023

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 500 Denver, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IONM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 2, 2023, Assure Networks Texas Holdings II, LLC (“Purchaser”), a wholly owned subsidiary of Assure Networks, LLC, a wholly owned subsidiary of Assure Holdings Corp. (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) with Innovation Neuromonitoring LLC (the “Seller”) and each of Anthony Casarez and Jason Ehrhardt (each a “Principal” and collectively, the “Principals”). Pursuant to the Purchase Agreement, Purchaser agreed to purchase certain assets of the Seller related to the Seller’s operating businesses that provide intraoperative neuromonitoring and related services (the “Business”). The acquired assets include, but are not limited to, tangible personal property, inventory, records, contracts, licenses, warranties, intellectual property, goodwill, software, (collectively, the “Assets”). The acquisition of the Assets will close on or before August 15, 2023 (the “Closing”).

Subject to certain adjustments, the Assets are to be acquired for a purchase price of $1,200,000 payable as set forth below.

(1)	$800,000 in cash installment payments, in accordance with the following payment schedule:

a.	$100,000 was paid in cash in conjunction with the signing of the Letter of Intent and is subject to repayment if the transaction is not closed;

b.	$200,000 shall be paid at the closing minus $131,422.00, the amount that has been pre-paid to Seller, and also minus $34,000 which will be paid to Rhythmlink International, LLC, for amounts owed to Rhythmlink International, LLC, by Seller;

c.	$500,000 shall be paid in cash in twenty-four equal monthly installments, with the first installment being due on or before September 1, 2023, and the remaining installments being due on the first business day of each month thereafter, with the monthly installment subject to adjustment based on the performance of the Assets as set forth in the Purchase Agreement; and

(2)	$400,000 shall be paid in common stock of the Company, which is subject a six month lock-up (the “Shares”).

Pursuant to the Purchase Agreement, the Company agreed to register the Shares under the Securities Act of 1933 on a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission within 15 days of the Closing (collectively, the “Registrable Securities”) for resale by the Seller or Principals.

The Purchase Agreement contains customary representations, warranties and covenants from each of the parties. Under the Purchase Agreement, the Seller have agreed to indemnify us for (a) any misrepresentation, omission, or breach by Seller and/or Principals of any representation or warranty contained in the Purchase Agreement or in any of the documents executed and delivered by Seller and/or Principals pursuant thereto; (b) any nonperformance, failure to comply, or breach of or default by Seller and/or Principals of any covenant, promise, or agreement of Seller and/or Principals contained in the Purchase Agreement or in any of the documents executed and delivered by Seller and/or Principals pursuant thereto; (c) any and all debts, obligations, duties, or liabilities (including taxes) of Seller and/or Principals relating to the Business or any of the Assets, that arise prior to the effective time of the Purchase Agreement, and any debts, obligations, duties, or liabilities of Seller relating to any asset retained by Seller, regardless of whether any notice, invoices, or bills for such debts, obligations, duties, or liabilities are received on or after the Closing Date; and (d) any material matter, act, thing, or occurrence caused by or resulting from any act or omission of Seller and/or Principals prior to the effective time of the Purchase Agreement. Under the Purchase Agreement, Purchaser has agreed to indemnify the Seller and Principals for (a) any misrepresentation, omission, or breach by Purchaser of any representation or warranty contained in the Purchase Agreement or in any of the documents executed and delivered by Purchaser pursuant thereto; (b) any nonperformance, failure to comply, or breach of or default by Purchaser of any covenant, promise, or agreement of Purchaser contained in the Purchase Agreement or in any of the documents executed and delivered by Purchaser pursuant thereto; (c) any and all debts, obligations, duties, or liabilities including, without limitation, those assumed by Purchaser hereunder, relating, directly or indirectly to the business activity of the Business that arise after the effective time of the Purchase Agreement; and (d) any matter, act, thing, or occurrence caused by or resulting from any act or omission of Purchaser .

In connection with the Closing under the Purchase Agreement, the Company also entered into a bill of sale, related to the Assets and a nominee agreement (“Nominee Agreement”) to, among other things, act as a nominee for the benefit of Purchaser for the purpose of (i) holding certain contractual rights arising under the agreements listed on Exhibit A of the Nominee Agreement (the “Operating Agreements”), subject to any limitations set forth therein and in the Nominee Agreement and (ii) otherwise facilitating certain operational functions related to business operations in furtherance of the performance obligations arising under the Operating Agreements.

The above is a description of the material terms of the Purchase Agreement and Nominee Agreement and is qualified in its entirety by the more complete terms and conditions set forth in the Purchase Agreement and Nominee Agreement, which are filed with this Current Report on Form 8-K as exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

In connection with the acquisition of Seller’s Assets, the Company will issue to the Seller 547,946 Shares. The Shares will be issued pursuant to Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act, and applicable state securities law exemptions based on the representations of the Sellers in the Purchase Agreement. The Shares will be “restricted securities” as defined in Rule 144 of the Securities Act.

Item 7.01 Regulation FD

On August 3, 2023, the Company issued a press release announcing the acquisition of the Assets of the Seller. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Exhibits

Exhibit No.	Name

10.1*	Purchase Agreement dated August 2, 2023
10.2*	Nominee Agreement dated August 2, 2023
99.1	Press Release dated August 3, 2023
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

* - Certain schedules have been omitted from the Exhibit pursuant to Item 601(a)(5).

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: August 8, 2023	By:	/s/ John Price
	Name:	John Price
	Title:	Chief Financial Officer